                  RECEIVABLES PURCHASE AGREEMENT AND ASSIGNMENT


                                     between


                        ARCADIA RECEIVABLES FINANCE CORP.
                                    Purchaser


                                       and


                             ARCADIA FINANCIAL LTD.
                                     Seller






                                   dated as of

                                  June 1, 1999

                                TABLE OF CONTENTS

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                                                                                        Page
                                                                                        ----
ARTICLE I
    DEFINITIONS...........................................................................1
    SECTION 1.1.  General.................................................................1
    SECTION 1.2.  Specific Terms..........................................................2
    SECTION 1.3.  Usage of Terms..........................................................4
    SECTION 1.4.  Certain References......................................................4
    SECTION 1.5.  No Recourse.............................................................5
    SECTION 1.6.  Action by or Consent of Noteholders.....................................5
    SECTION 1.7.  Material Adverse Effect.................................................5

ARTICLE II
    CONVEYANCE OF THE INITIAL RECEIVABLES
    AND THE INITIAL OTHER CONVEYED PROPERTY...............................................5
    SECTION 2.1.  Conveyance of the Initial Receivables and the Initial Other Conveyed
                  Property................................................................5
    SECTION 2.2.  Purchase Price of Initial Receivables...................................6
    SECTION 2.3.  Conveyance of Subsequent Receivables and Subsequent Other
                  Conveyed Property.......................................................6

ARTICLE III
    REPRESENTATIONS AND WARRANTIES........................................................8
    SECTION 3.1.  Representations and Warranties of AFL...................................8
    SECTION 3.2.  Representations and Warranties of ARFC.................................10

ARTICLE IV
    COVENANTS OF AFL.....................................................................12
    SECTION 4.1.  Protection of Title of ARFC and the Trust..............................12
    SECTION 4.2.  Other Liens or Interests...............................................13
    SECTION 4.3.  Costs and Expenses.....................................................13
    SECTION 4.4.  Indemnification........................................................14

ARTICLE V
    REPURCHASES..........................................................................16
    SECTION 5.1.  Repurchase of Receivables Upon Breach of Warranty......................16
    SECTION 5.2.  Reassignment of Purchased Receivables..................................16
    SECTION 5.3.  Waivers................................................................17



                                      - i -

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
ARTICLE VI
    MISCELLANEOUS........................................................................17
    SECTION 6.1.  Liability of AFL.......................................................17
    SECTION 6.2.  Failure of AFL to Sell Subsequent Receivables..........................17
    SECTION 6.3.  Merger or Consolidation of AFL or ARFC.................................17
    SECTION 6.4.  Limitation on Liability of AFL and Others..............................18
    SECTION 6.5.  AFL May Own Notes......................................................18
    SECTION 6.6.  Amendment..............................................................18
    SECTION 6.7.  Notices................................................................19
    SECTION 6.8.  Merger and Integration.................................................20
    SECTION 6.9.  Severability of Provisions.............................................20
    SECTION 6.10. Intention of the Parties...............................................20
    SECTION 6.11. Governing Law..........................................................20
    SECTION 6.12. Counterparts...........................................................20
    SECTION 6.13  Conveyance of the Initial Receivables and the Initial Other
                  Conveyed Property to the Trust.........................................21
    SECTION 6.14. Nonpetition Covenant...................................................21

                                    SCHEDULES

Schedule A   --  Schedule of Initial Receivables

Schedule B   --  Representations and Warranties of AFL

                  RECEIVABLES PURCHASE AGREEMENT AND ASSIGNMENT


                  THIS RECEIVABLES PURCHASE AGREEMENT AND ASSIGNMENT, dated as of June 1, 1999, executed between Arcadia Receivables Finance Corp., a Delaware corporation, as purchaser ("ARFC"), and Arcadia Financial Ltd., a Minnesota corporation, as seller ("AFL").

                              W I T N E S S E T H:

                  WHEREAS, ARFC has agreed to purchase from AFL and AFL, pursuant to one or more assignment, transfer, purchase, repurchase or reconveyance agreements by and among AFL or its affiliates, ARFC and certain providers of warehouse financing for AFL (the "Warehouse Purchase
Agreements"), has transferred to ARFC certain of the Initial Receivables and Initial Other Conveyed Property;

                  WHEREAS, ARFC has agreed to purchase from AFL and AFL, pursuant to this Agreement, is transferring to ARFC the remainder of the Initial Receivables and Initial Other Conveyed Property; and

                  WHEREAS, ARFC has agreed to purchase (or has purchased) from AFL and AFL has agreed to transfer (or has transferred) to ARFC the Subsequent Receivables and Subsequent Other Conveyed Property in an amount set forth herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt of which is acknowledged, ARFC and AFL, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  SECTION 1.1. GENERAL. The specific terms defined in this
Article include the plural as well as the singular. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Article, Section, Schedule and Exhibit references, unless otherwise specified, refer to Articles and Sections of and Schedules and Exhibits to this Agreement. Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Sale and Servicing Agreement, dated as of June 1, 1999, by and among Arcadia Receivables Finance Corp. (as Seller), Arcadia Financial Ltd. (in its individual capacity and as Servicer), Arcadia Automobile Receivables Trust, 1999-B (as Issuer) (the "Trust") and Norwest Bank Minnesota, National Association, a national banking association (as Backup Servicer).

                  SECTION 1.2. SPECIFIC TERMS. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                  "AGREEMENT" shall mean this Receivables Purchase Agreement and Assignment and all amendments hereof and supplements hereto.

                  "CLOSING DATE" means June 17, 1999.

                  "INDENTURE TRUSTEE" means Norwest Bank Minnesota, National Association, a national banking association, as trustee and indenture collateral agent under the Indenture, dated as of June 1, 1999, between the Trust, the Indenture Trustee and the Indenture Collateral Agent.

                  "INITIAL OTHER CONVEYED PROPERTY" means all monies at any time paid or payable on the Initial Receivables or in respect thereof after the Initial Cutoff Date (including amounts due on or before the Initial Cutoff Date but received by AFL after the Initial Cutoff Date), an assignment of security interests in the Financed Vehicles, the Collection Account (including all Eligible Investments therein and all proceeds therefrom), the Subcollection Account, the Insurance Policies and any proceeds from any Insurance Policies relating to the Initial Receivables, the Obligors or the related Financed Vehicles, including rebates of premiums, rights under any Collateral Insurance and any Force-Placed Insurance relating to the Initial Receivables, an assignment of the rights of AFL against Dealers with respect to the Initial Receivables under the Dealer Agreements and the Dealer Assignments, all items contained in the Receivable Files relating to the Initial Receivables, any and all other documents or electronic records that AFL keeps on file in accordance with its customary procedures relating to the Initial Receivables, the Obligors or the related Financed Vehicles, property (including the right to receive future Liquidation Proceeds) that secures an Initial Receivable and that has been acquired by or on behalf of the Trust pursuant to liquidation of such Initial Receivable, and all proceeds of the foregoing.

                  "INITIAL RECEIVABLES" means the Receivables listed on the Schedule of Initial Receivables attached hereto as Schedule A.

                  "INITIAL SPREAD ACCOUNT DEPOSIT" means $0.

                  "INSURANCE AGREEMENT" means the Insurance and Indemnity Agreement, dated as of June 17, 1999, among the Security Insurer, the Trust, ARFC and AFL.

                  "LIQUIDATED DAMAGES" means an amount equal to the sum of the Class A-1 Prepayment Premium, the Class A-2 Prepayment Premium, the Class A-3 Prepayment Premium, the Class A-4 Prepayment Premium and the Class A-5 Prepayment Premium.

                  "OTHER CONVEYED PROPERTY" means the Initial Other Conveyed Property conveyed by AFL to ARFC pursuant to this Agreement together with any and all Subsequent Other

Conveyed Property conveyed by AFL to ARFC pursuant to each Subsequent Purchase Agreement.

                  "OWNER TRUSTEE" means Wilmington Trust Company, a Delaware corporation, not in its individual capacity but solely as trustee of the Trust, and any successor trustee appointed and acting pursuant to the Trust Agreement.

                  "RELATED DOCUMENTS" means the Notes, the Custodian Agreement, the Trust Agreement, the Administration Agreement, the Indenture, each Subsequent Purchase Agreement, the Sale and Servicing Agreement, each Subsequent Transfer Agreement, the Note Policy, the Spread Account Agreement, the Insurance Agreement, the Lockbox Agreement and the Underwriting Agreement among AFL, ARFC and the underwriters of the Notes. The Related Documents to be executed by any party are referred to herein as "such party's Related Documents," "its Related Documents" or by a similar expression.

                  "REPURCHASE EVENT" means the occurrence of a breach of any of AFL's representations and warranties hereunder or under any Subsequent Purchase Agreement or any other event which requires the repurchase of a Receivable by AFL under the Sale and Servicing Agreement.

                  "SALE AND SERVICING AGREEMENT" means the Sale and Servicing Agreement, dated as of June 1, 1999, executed and delivered by Arcadia Receivables Finance Corp., as Seller, Arcadia Financial Ltd., in its individual capacity and as Servicer, Arcadia Automobile Receivables Trust, 1999-B, as Issuer, and Norwest Bank Minnesota, National Association, as Backup Servicer.

                  "SCHEDULE OF INITIAL RECEIVABLES" means the schedule of all retail installment sales contracts and promissory notes sold and transferred pursuant to this Agreement which is attached hereto as Schedule A.

                  "SCHEDULE OF RECEIVABLES" means the Schedule of Initial Receivables attached hereto as Schedule A as supplemented by each Schedule of Subsequent Receivables attached to each Subsequent Purchase Agreement as Schedule A.

                  "SCHEDULE OF REPRESENTATIONS" means the Representations and Warranties of AFL attached hereto as Schedule B.

                  "SCHEDULE OF SUBSEQUENT RECEIVABLES" means the schedule of all retail installment sales contracts and promissory notes sold and transferred pursuant to a Subsequent Purchase Agreement which is attached to such Subsequent Purchase Agreement as Schedule A, which Schedule of Subsequent Receivables shall supplement the Schedule of Initial Receivables.

                  "SPREAD ACCOUNT" means the Spread Account established and maintained pursuant to the Spread Account Agreement. The Spread Account shall in no event be deemed to be part of the Trust Property.

                  "SPREAD ACCOUNT AGREEMENT" means the Spread Account Agreement, dated as of March 25, 1993, as thereafter amended and restated, among AFL, ARFC, the Security Insurer, the Collateral Agent and the trustees specified therein, as the same may be amended, supplemented or otherwise modified in accordance with the terms thereof.

                  "SUBSEQUENT OTHER CONVEYED PROPERTY" means the Subsequent Other Conveyed Property conveyed by AFL to ARFC pursuant to each Subsequent Purchase Agreement.

                  "SUBSEQUENT RECEIVABLES" means the Receivables specified in the Schedule of Subsequent Receivables attached as Schedule A to each Subsequent Purchase Agreement.

                  "TRUST" means the trust created by the Trust Agreement, the estate of which consists of the Trust Property.

                  "TRUST PROPERTY" means the property and proceeds of every description conveyed pursuant to Section 2.5 of the Trust Agreement, Sections
2.1 and 2.4 of the Sale and Servicing Agreement and Section 2.1 hereof and pursuant to any Subsequent Purchase Agreement and Subsequent Transfer Agreement, together with the Trust Accounts (including all Eligible Investments therein and all proceeds therefrom). Although ARFC has pledged the Spread Account to the Collateral Agent pursuant to the Spread Account Agreement, the Spread Account shall not under any circumstances be deemed to be a part of or otherwise includable in the Trust or the Trust Property.

                  SECTION 1.3. USAGE OF TERMS. With respect to all terms used in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other gender; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement or the Sale and Servicing Agreement; references to Persons include their permitted successors and assigns; and the terms "include" or "including" mean "include without limitation" or "including without limitation."

                  SECTION 1.4. CERTAIN REFERENCES. All references to the Principal Balance of a Receivable as of an Accounting Date shall refer to the close of business on such day, or as of the first day of a Monthly Period shall refer to the opening of business on such day. All references to the last day of a Monthly Period shall refer to the close of business on such day.

                  SECTION 1.5. NO RECOURSE. Without limiting the obligations of AFL hereunder, no recourse may be taken, directly or indirectly, under this Agreement or any certificate or other writing delivered in connection herewith or therewith, against any stockholder, officer or director, as such, of AFL, or of any predecessor or successor of AFL.

                  SECTION 1.6. ACTION BY OR CONSENT OF NOTEHOLDERS. Whenever any provision of this Agreement refers to action to be taken, or consented to, by Noteholders, such provision shall be deemed to refer to Noteholders of record as of the Record Date immediately preceding the date on which such action is to be taken, or consent given, by Noteholders. Solely for the purposes of any action to be taken, or consented to, by Noteholders, any Note registered in the name of the Seller, AFL or any Affiliate thereof shall be deemed not to be outstanding, and the related Outstanding Amount, evidenced thereby shall not be taken into account in determining whether the requisite Outstanding Amount necessary to effect any such action or consent has been obtained; PROVIDED, HOWEVER, that, solely for the purpose of determining whether the Indenture Trustee is entitled to rely upon any such action or consent, only Notes which the Indenture Trustee knows to be so owned shall be so disregarded.

                  SECTION 1.7. MATERIAL ADVERSE EFFECT. Whenever a determination is to be made under this Agreement as to whether a given event, action, course of conduct or set of facts or circumstances could or would have a material adverse effect on the Trust or the Noteholders (or any similar or analogous determination), such determination shall be made without taking into account the funds available from claims under the Note Policy.


                                   ARTICLE II
                      CONVEYANCE OF THE INITIAL RECEIVABLES
                     AND THE INITIAL OTHER CONVEYED PROPERTY

                  SECTION 2.1. CONVEYANCE OF THE INITIAL RECEIVABLES AND THE INITIAL OTHER CONVEYED PROPERTY. Subject to the terms and conditions of this Agreement, AFL hereby sells, transfers, assigns, and otherwise conveys to ARFC without recourse (but without limitation of its obligations in this Agreement), and ARFC hereby purchases, all right, title and interest of AFL in and to the Initial Receivables and the Initial Other Conveyed Property. AFL and ARFC acknowledge that certain of the Initial Receivables and Initial Other Conveyed Property have previously been sold, transferred, assigned and conveyed to ARFC pursuant to the Telluride Purchase Agreement, and AFL hereby confirms such prior sale, transfer, assignment and conveyance. It is the intention of AFL and ARFC that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Initial Receivables and the Initial Other Conveyed Property from AFL to ARFC, conveying good title thereto free and clear of any Liens, and the Initial Receivables and the Initial Other Conveyed Property shall not be part of AFL's estate in the event of the filing of a bankruptcy petition by or against AFL under any bankruptcy or similar law.

                  SECTION 2.2. PURCHASE PRICE OF INITIAL RECEIVABLES. Simultaneously with the conveyance of the Initial Receivables and the Initial Other Conveyed Property to ARFC, ARFC has paid or caused to be paid to or upon the order of AFL approximately $453,923,908.92 by wire transfer of immediately available funds (representing the proceeds to ARFC from the sale of the Initial Receivables after (i) deducting expenses of $725,000 incurred by ARFC in connection with such sale, (ii) depositing the Pre-Funded Amount in the Pre-Funding Account and (iii) depositing the Reserve Amount in the Reserve Account).

                  SECTION 2.3. CONVEYANCE OF SUBSEQUENT RECEIVABLES AND SUBSEQUENT OTHER CONVEYED PROPERTY.

                  (a) Subject to the conditions set forth in paragraph (b) below and the terms and conditions in the related Subsequent Purchase Agreement, in consideration of AFL's delivery on the related Subsequent Transfer Date to or upon the order of ARFC of an amount equal to the purchase price of the Subsequent Receivables (as set forth in the related Subsequent Purchase Agreement), AFL hereby agrees to sell, transfer, assign, and otherwise convey to ARFC without recourse (but without limitation of its obligations in this Agreement and the related Subsequent Purchase Agreement), and ARFC hereby agrees to purchase all right, title and interest of AFL in and to the Subsequent Receivables and the Subsequent Other Conveyed Property described in the related Subsequent Purchase Agreement.

                  (b) AFL shall transfer to ARFC, and ARFC shall acquire, the Subsequent Receivables and the Subsequent Other Conveyed Property to be transferred on any Subsequent Transfer Date only upon the satisfaction of each of the following conditions on or prior to such Subsequent Transfer Date:

                      (i) ARFC shall have provided the Owner Trustee, the Indenture Trustee, the Security Insurer and the Rating Agencies with a timely Addition Notice and shall have provided any information reasonably requested by any of the foregoing with respect to the Subsequent Receivables;

                      (ii)   the Funding Period shall not have terminated;

                      (iii) the Security Insurer (so long as an Insurer Default shall not have occurred and be continuing) shall in its sole and absolute discretion have given its prior written approval of the transfer of the Subsequent Receivables and the Subsequent Other Conveyed Property by AFL to ARFC and, in turn, by ARFC to the Trust;

                      (iv) ARFC shall have delivered to AFL a duly executed Subsequent Receivables Purchase Agreement and Assignment, in substantially the form of Exhibit A hereto (the "Subsequent Purchase Agreement"), which shall include a Schedule of Subsequent Receivables;

                      (v) as of each Subsequent Transfer Date, neither AFL nor ARFC was insolvent nor will either of them have been made insolvent by such transfer nor is either of them aware of any pending insolvency;

                      (vi) each Rating Agency shall have notified the Security Insurer that following such transfer the Notes will be rated in the highest rating category by such Rating Agency;

                      (vii) such addition will not result in a material adverse tax consequence to the Trust or the Noteholders as evidenced by an Opinion of Counsel to be delivered by AFL;

                      (viii) ARFC shall have delivered to the Rating
         Agencies and to the Security Insurer one or more Opinions of Counsel with respect to the transfer of the Subsequent Receivables substantially in the form of the Opinions of Counsel delivered to such persons on the Closing Date;

                      (ix) (A) the Receivables in the Trust, including the Subsequent Receivables to be conveyed by AFL to ARFC and, in turn, by ARFC to the Trust on the Subsequent Transfer Date, shall meet the following criteria (based on the characteristics of the Initial Receivables on the Initial Cutoff Date and the Subsequent Receivables on each related Subsequent Cutoff Date): (1) the weighted average APR of such Receivables will not be less than 16.29%, (2) the weighted average remaining term of such Receivables will not be more than 68 nor less than 60 months, (3) not more than 90% of the Aggregate Principal Balance of such Receivables will represent used Financed Vehicles, (4) not more than 4.00% of the Aggregate Principal Balance of such Receivables will be attributable to Receivables with an Annual Percentage Rate in excess of 21.00%, (5) not more than 0.25% of the Aggregate Principal Balance of such Receivables will represent loans on Financed Vehicles in excess of $50,000.00, (6) not more than 3.00% of the Aggregate Principal Balance of such Receivables will represent loans with original terms greater than 72 months and (7) not more than 0.25% of the Aggregate Principal Balance of such Receivables will represent loans secured by Financed Vehicles that previously secured a loan originated by AFL with an obligor other than the current Obligor, and (B) the Trust, the Owner Trustee, the Indenture Trustee and the Security Insurer shall have received written confirmation from a firm of certified independent public accountants as to the satisfaction of such criteria;

                      (x) AFL shall have taken any action necessary, or if requested by the Security Insurer, advisable to maintain the first perfected ownership interest of the Trust in the Trust Property and the first perfected security interest of ARFC in the Subsequent Receivables and the Subsequent Other Conveyed Property, the Trust in the Trust Property and the first perfected security interest of the Indenture Collateral Agent in the Indenture Collateral;

                      (xi) AFL is conveying Subsequent Receivables to the Seller in substantially the order they were originated by AFL; and

                      (xii) no selection procedures believed by AFL to be adverse to the interests of the Noteholders shall have been utilized in selecting the Subsequent Receivables.

It is the intention of AFL and ARFC that the transfer and assignment contemplated by this Agreement and the related Subsequent Purchase Agreement shall constitute a sale of the Subsequent Receivables and the Subsequent Other Conveyed Property from AFL to ARFC, conveying good title thereto free and clear of any Liens, and the Subsequent Receivables and the Subsequent Other Conveyed Property shall not be part of AFL's estate in the event of the filing of a bankruptcy petition by or against AFL under any bankruptcy or similar law.

                  (c) AFL covenants to transfer to ARFC pursuant to paragraph
(a) above Subsequent Receivables with an aggregate Principal Balance approximately equal to $194,212,600.77; PROVIDED, HOWEVER, that the sole remedy of ARFC with respect to a failure of such covenant shall be to enforce the provisions of Section 6.2 of this Agreement.


                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

                  SECTION 3.1. REPRESENTATIONS AND WARRANTIES OF AFL. AFL makes the following representations and warranties, on which ARFC relies in purchasing the Initial Receivables and the Initial Other Conveyed Property and in transferring the Initial Receivables and the Initial Other Conveyed Property to the Trust under the Sale and Servicing Agreement and on which the Security Insurer will rely in issuing the Note Policy. Such representations are made as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of the Initial Receivables and the Initial Other Conveyed Property hereunder and the sale, transfer and assignment thereof by ARFC to the Trust under the Sale and Servicing Agreement. AFL and ARFC agree that ARFC will assign to the Trust all of ARFC's rights under this Agreement and that the Trust will thereafter be entitled to enforce this Agreement against AFL in the Trust's own name.

                  (a) SCHEDULE OF REPRESENTATIONS. The representations and warranties set forth on the Schedule of Representations are true and correct.

                  (b) ORGANIZATION AND GOOD STANDING. AFL has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Minnesota, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Initial Receivables and the Initial Other Conveyed Property transferred to ARFC.

                  (c) DUE QUALIFICATION. AFL is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification.

                  (d) POWER AND AUTHORITY. AFL has the power and authority to execute and deliver this Agreement and its Related Documents and to carry out its terms and their terms, respectively; AFL has full power and authority to sell and assign the Initial Receivables and the Initial Other Conveyed Property to be sold and assigned to and deposited with ARFC hereunder and has duly authorized such sale and assignment to ARFC by all necessary corporate action; and the execution, delivery and performance of this Agreement and AFL's Related Documents have been duly authorized by AFL by all necessary corporate action.

                  (e) VALID SALE; BINDING OBLIGATIONS. This Agreement and AFL's Related Documents have been duly executed and delivered, shall effect a valid sale, transfer and assignment of the Initial Receivables and the Initial Other Conveyed Property, enforceable against AFL and creditors of and purchasers from AFL; and this Agreement and AFL's Related Documents constitute legal, valid and binding obligations of AFL enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  (f) NO VIOLATION. The consummation of the transactions contemplated by this Agreement and the Related Documents and the fulfillment of the terms of this Agreement and the Related Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under, the articles of incorporation or bylaws of AFL, or any indenture, agreement, mortgage, deed of trust or other instrument to which AFL is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, the Spread Account Agreement and the Sale and Servicing Agreement, or violate any law, order, rule or regulation applicable to AFL of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over AFL or any of its properties.

                  (g) NO PROCEEDINGS. There are no proceedings or investigations pending or, to AFL's knowledge, threatened against AFL, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over AFL or its properties (i) asserting the invalidity of this Agreement or any of the Related Documents, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by AFL of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents or (iv) seeking to affect adversely the federal income tax or other federal, state or local tax attributes of, or seeking to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Initial Receivables and the Initial Other Conveyed Property hereunder or under the Sale and Servicing Agreement.

                  (h) CHIEF EXECUTIVE OFFICE. The chief executive office of AFL is located at 7825 Washington Avenue South, Minneapolis, MN 55439-2435.

                  SECTION 3.2. REPRESENTATIONS AND WARRANTIES OF ARFC. ARFC makes the following representations and warranties, on which AFL relies in selling, assigning, transferring and conveying the Initial Receivables and the Initial Other Conveyed Property to ARFC hereunder. Such representations are made as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of the Initial Receivables and the Initial Other Conveyed Property hereunder and the sale, transfer and assignment thereof by ARFC to the Trust under the Sale and Servicing Agreement.

                  (a) ORGANIZATION AND GOOD STANDING. ARFC has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and has, full power, authority and legal right to acquire and own the Initial Receivables and the Initial Other Conveyed Property and to transfer the Initial Receivables and the Initial Other Conveyed Property to the Trust pursuant to the Sale and Servicing Agreement.

                  (b) DUE QUALIFICATION. ARFC is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect (i) ARFC's ability to acquire the Initial Receivables or the Initial Other Conveyed Property,
         (ii) the validity or enforceability of the Initial Receivables and the Initial Other Conveyed Property or (iii) ARFC's ability to perform its obligations hereunder and under the Related Documents.

                  (c) POWER AND AUTHORITY. ARFC has the power, authority and legal right to execute and deliver this Agreement and its Related Documents and to carry out the terms hereof and thereof and to acquire the Initial Receivables and the Initial Other Conveyed

         Property hereunder; and the execution, delivery and performance of this Agreement and its Related Documents and all of the documents required pursuant hereto or thereto have been duly authorized by ARFC by all necessary action.

                  (d) NO CONSENT REQUIRED. ARFC is not required to obtain the consent of any other Person, or any consent, license, approval or authorization or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery or performance of this Agreement and the Related Documents, except for such as have been obtained, effected or made.

                  (e) BINDING OBLIGATION. This Agreement and each of its Related Documents constitutes a legal, valid and binding obligation of ARFC, enforceable against ARFC in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws and to general equitable principles.

                  (f) NO VIOLATION. The execution, delivery and performance by ARFC of this Agreement, the consummation of the transactions contemplated by this Agreement and the Related Documents and the fulfillment of the terms of this Agreement and the Related Documents do not and will not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under the certificate of incorporation or bylaws of ARFC, or conflict with or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement, mortgage, deed of trust or other instrument to which ARFC is a party or by which ARFC is bound or to which any of its properties are subject, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than the Sale and Servicing Agreement and the Indenture), or violate any law, order, rule or regulation, applicable to ARFC or its properties, of any federal or state regulatory body or any court, administrative agency, or other governmental instrumentality having jurisdiction over ARFC or any of its properties.

                  (g) NO PROCEEDINGS. There are no proceedings or investigations pending, or, to the knowledge of ARFC, threatened against ARFC, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over ARFC or its properties: (i) asserting the invalidity of this Agreement or any of the Related Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by ARFC of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents or (iv) that may adversely affect the federal or state income tax attributes of, or seeking to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Initial Receivables and the Initial

         Other Conveyed Property hereunder or the transfer of the Initial Receivables and the Initial Other Conveyed Property to the Trust pursuant to the Sale and Servicing Agreement.

In the event of any breach of a representation and warranty made by ARFC hereunder, AFL covenants and agrees that it will not take any action to pursue any remedy that it may have hereunder, in law, in equity or otherwise, until a year and a day have passed since the later of (i) the date on which all pass-through certificates or other similar securities issued by the Trust, or a trust or similar vehicle formed by ARFC, have been paid in full, or (ii) all Notes or other similar securities issued by the Trust, or a trust or similar vehicle formed by ARFC, have been paid in full. AFL and ARFC agree that damages will not be an adequate remedy for such breach and that this covenant may be specifically enforced by ARFC or by the Owner Trustee on behalf of the Trust.

                                   ARTICLE IV
                                COVENANTS OF AFL

                  SECTION 4.1.  PROTECTION OF TITLE OF ARFC AND THE TRUST.

                  (a) At or prior to the Closing Date or each Subsequent Transfer Date, as the case may be, AFL shall have filed or caused to be filed a UCC-1 financing statement, executed by AFL as seller or debtor, naming ARFC as purchaser or secured party and describing the Initial Receivables and the Initial Other Conveyed Property, with respect to this Agreement, and the Subsequent Receivables and the Subsequent Other Conveyed Property, with respect to each Subsequent Purchase Agreement, being sold by it to ARFC as collateral, with the office of the Secretary of State of the State of Minnesota and in such other locations as ARFC shall have required. From time to time thereafter, AFL shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of ARFC under this Agreement and each Subsequent Purchase Agreement and of the Trust under the Sale and Servicing Agreement and each Subsequent Transfer Agreement in the Initial Receivables and the Initial Other Conveyed Property and the Subsequent Receivables and the Subsequent Other Conveyed Property, as the case may be, and in the proceeds thereof. AFL shall deliver (or cause to be delivered) to ARFC, the Owner Trustee, the Indenture Trustee and the Security Insurer file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. In the event that AFL fails to perform its obligations under this subsection, ARFC or the Owner Trustee may do so at the expense of AFL.

                  (b) AFL shall not change its name, identity, or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed by AFL (or by ARFC or the Owner Trustee on behalf of AFL) in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC, unless it shall have given ARFC, the Owner Trustee and the Security Insurer at least 60 days' prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements.

                  (c) AFL shall give ARFC, the Security Insurer (so long as an Insurer Default shall not have occurred and be continuing), the Indenture Trustee and the Owner Trustee at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. AFL shall at all times maintain each office from which it services Receivables and its principal executive office within the United States of America.

                  (d) AFL shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Initial Receivables to ARFC, and from and after the time of sale under each Subsequent Purchase Agreement of the Subsequent Receivables to ARFC, and the conveyance of the Initial Receivables and the Subsequent Receivables by ARFC to the Trust, AFL's master computer records (including archives) that shall refer to an Initial Receivable or Subsequent Receivable indicate clearly that such Initial Receivable or Subsequent Receivable has been sold to ARFC and has been conveyed by ARFC to the Trust. Indication of the Trust's ownership of an Initial Receivable or Subsequent Receivable shall be deleted from or modified on AFL's computer systems when, and only when, the Initial Receivable or Subsequent Receivable shall become a Purchased Receivable or shall have been paid in full.

                  (e) If at any time AFL shall propose to sell, grant a security interest in, or otherwise transfer any interest in motor vehicle receivables to any prospective purchaser, lender or other transferee, AFL shall give to such prospective purchaser, lender, or other transferee computer tapes, records, or print-outs (including any restored from archives) that, if they shall refer in any manner whatsoever to any Initial Receivable or Subsequent Receivable, shall indicate clearly that such Initial Receivable or Subsequent Receivable has been sold to ARFC and is owned by the Trust.

                  SECTION 4.2. OTHER LIENS OR INTERESTS. Except for the conveyances hereunder and under any Subsequent Purchase Agreement, AFL will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on the Initial Receivables or the Initial Other Conveyed Property or on the Subsequent Receivables or the Subsequent Other Conveyed Property, or any interest therein, and AFL shall defend the right, title, and interest of ARFC and the Trust in and to the Initial Receivables and the Initial Other Conveyed Property and the Subsequent Receivables and the Subsequent Other Conveyed Property against all claims of third parties claiming through or under AFL.

                  SECTION 4.3. COSTS AND EXPENSES. AFL shall pay all reasonable costs and disbursements in connection with the performance of its obligations hereunder and under each Subsequent Purchase Agreement and its Related Documents.

                  SECTION 4.4.  INDEMNIFICATION.

                  (a) AFL shall defend, indemnify and hold harmless ARFC, the Trust, the Owner Trustee, the Security Insurer, the Indenture Trustee, the Backup Servicer and the Noteholders from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from any breach of any of AFL's representations and warranties contained herein or in any Subsequent Purchase Agreement.

                  (b) AFL shall defend, indemnify and hold harmless ARFC, the Trust, the Owner Trustee, the Indenture Trustee, the Backup Servicer and the Noteholders from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use, ownership or operation by AFL or any affiliate thereof of a Financed Vehicle.

                  (c) AFL shall defend and indemnify ARFC, the Trust, the Owner Trustee, the Security Insurer, the Indenture Trustee, the Backup Servicer and the Noteholders against any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from any action taken, or failed to be taken, by it in respect of any portion of the Trust Property other than in accordance with this Agreement, each Subsequent Purchase Agreement or the Sale and Servicing Agreement and each Subsequent Transfer Agreement.

                  (d) AFL agrees to pay, and shall defend, indemnify and hold harmless ARFC, the Trust, the Owner Trustee, the Indenture Trustee, the Backup Servicer and the Noteholders from and against any taxes that may at any time be asserted against ARFC, the Owner Trustee, the Indenture Trustee, the Backup Servicer and the Noteholders with respect to the transactions contemplated in this Agreement or in any Subsequent Purchase Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes (but not including any taxes asserted with respect to, and as of the date of, the sale, transfer and assignment of the Initial Receivables and the Initial Other Conveyed Property or the Subsequent Receivables or Subsequent Other Conveyed Property to ARFC and of the Trust Property to the Trust or the issuance and original sale of the Notes, or asserted with respect to ownership of the Initial Receivables and Initial Other Conveyed Property or the Subsequent Receivables or Subsequent Other Conveyed Property or the Trust Property which shall be indemnified by AFL pursuant to clause (e) below, or federal, state or other income taxes, arising out of distributions on the Notes or transfer taxes arising in connection with the transfer of the Notes) and costs and expenses in defending against the same, arising by reason of the acts to be performed by AFL under this Agreement or under any Subsequent Purchase Agreement or imposed against such Persons.

                  (e) AFL agrees to pay, and to indemnify, defend and hold harmless ARFC, the Trust, the Owner Trustee, the Indenture Trustee, the Backup Servicer and the Noteholders from, any taxes which may at any time be asserted against such Persons with respect to, and as of the date of, the conveyance or ownership of the Initial Receivables or the Initial Other Conveyed Property hereunder or the Subsequent Receivables or Subsequent Other Conveyed Property under each Subsequent Purchase Agreement and the conveyance or ownership of the Trust Property under the Sale and Servicing Agreement and the Subsequent Transfer Agreements or the issuance and original sale of the Notes, including, without limitation, any sales, gross receipts, personal property, tangible or intangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes, arising out of the transactions contemplated hereby or transfer taxes arising in connection with the transfer of Notes) and costs and expenses in defending against the same, arising by reason of the acts to be performed by AFL under this Agreement or under any Subsequent Purchase Agreement or imposed against such Persons.

                  (f) AFL shall defend, indemnify, and hold harmless ARFC, the Owner Trustee, the Security Insurer, the Indenture Trustee, the Backup Servicer, the Trust and the Noteholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon ARFC, the Trust, the Indenture Trustee and the Noteholders through the negligence, willful misfeasance, or bad faith of AFL in the performance of its duties under this Agreement or under any Subsequent Purchase Agreement or by reason of reckless disregard of AFL's obligations and duties under this Agreement or under any Subsequent Purchase Agreement.

                  (g) AFL shall indemnify, defend and hold harmless ARFC, the Owner Trustee, the Security Insurer, the Indenture Trustee, the Backup Servicer, the Trust and the Noteholders from and against any loss, liability or expense incurred by reason of the violation by AFL of federal or state securities laws in connection with the registration or the sale of the Notes.

                  (h) AFL shall indemnify, defend and hold harmless ARFC, the Owner Trustee, the Security Insurer, the Indenture Trustee, the Backup Servicer, the Trust and the Noteholders from and against any loss, liability or expense imposed upon, or incurred by, ARFC, the Owner Trustee, the Indenture Trustee, the Trust or the Noteholders as a result of the failure of any Initial Receivable or Subsequent Receivable, or the sale of the related Financed Vehicle, to comply with all requirements of applicable law.

                  (i) AFL shall defend, indemnify, and hold harmless ARFC from and against all costs, expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of AFL's trusts and duties as Servicer under the Sale and Servicing Agreement, except to the extent that such cost, expense, loss, claim, damage, or liability shall be due to the willful misfeasance, bad faith, or negligence (except for errors in judgment) of ARFC.

                  (j) AFL shall indemnify, defend and hold harmless ARFC, the Owner Trustee, the Indenture Trustee, the Backup Servicer, the Trust and the Noteholders from and against any loss, liability or expense imposed upon, or incurred by, ARFC, the Owner Trustee and the Indenture Trustee, the Trust and the Noteholders as a result of AFL's or ARFC's use of the name "Arcadia."

                  Indemnification under this Section 4.4 shall include reasonable fees and expenses of counsel and expenses of litigation and shall survive termination of the Trust. The indemnity obligations hereunder shall be in addition to any obligation that AFL may otherwise have.

                                    ARTICLE V
                                   REPURCHASES

                  SECTION 5.1. REPURCHASE OF RECEIVABLES UPON BREACH OF WARRANTY. Upon the occurrence of a Repurchase Event AFL shall, unless such breach shall have been cured in all material respects, repurchase such Receivable from the Trust and, on or before the related Deposit Date, AFL shall pay the Purchase Amount to the Trust pursuant to Section 4.5 of the Sale and Servicing Agreement. It is understood and agreed that, except as set forth in
Section 6.1, the obligation of AFL to repurchase any Receivable as to which a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against AFL for such breach available to ARFC, the Security Insurer, Noteholders, or the Indenture Trustee on behalf of Noteholders. The provisions of this Section 5.1 are intended to grant the Owner Trustee and the Indenture Trustee a direct right against AFL to demand performance hereunder, and in connection therewith, AFL waives any requirement of prior demand against ARFC with respect to such repurchase obligation. Any such purchase shall take place in the manner specified in Section 2.6 of the Sale and Servicing Agreement. Notwithstanding any other provision of this Agreement, any Subsequent Purchase Agreement or the Sale and Servicing Agreement or any Subsequent Transfer Agreement to the contrary, the obligation of AFL under this Section shall not terminate upon a termination of AFL as Servicer under the Sale and Servicing Agreement and shall be performed in accordance with the terms hereof notwithstanding the failure of the Servicer or ARFC to perform any of their respective obligations with respect to such Receivable under the Sale and Servicing Agreement.

                  In addition to the foregoing and notwithstanding whether the related Receivable shall have been purchased by AFL, AFL shall indemnify the Owner Trustee, the Indenture Trustee, the Backup Servicer, the Security Insurer, the Trust and the Noteholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such Repurchase Events.

                  SECTION 5.2. REASSIGNMENT OF PURCHASED RECEIVABLES. Upon deposit in the Collection Account of the Purchase Amount of any Receivable repurchased by AFL under Section 5.1, ARFC and the Owner Trustee shall take such steps as may be reasonably requested by AFL in order to assign to AFL all of ARFC's and the Trust's right, title and interest in and to such Receivable and all security and documents and all Other Conveyed Property conveyed to ARFC and the Trust directly relating thereto, without recourse, representation or warranty, except as to the absence of liens, charges or encumbrances created by or arising as a result of actions of ARFC or the Owner Trustee. Such assignment shall be a sale and assignment outright, and not for security. If, following the reassignment of a Purchased Receivable, in any enforcement suit or legal proceeding, it is held that AFL may not enforce any such Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce the Receivable, ARFC and the Owner Trustee shall, at the expense of AFL, take such steps as AFL deems reasonably necessary to enforce the Receivable, including bringing suit in ARFC's or the Owner Trustee's name.

                  SECTION 5.3. WAIVERS. No failure or delay on the part of ARFC, or the Owner Trustee as assignee of ARFC, in exercising any power, right or remedy under this Agreement or under any Subsequent Purchase Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or future exercise thereof or the exercise of any other power, right or remedy.


                                   ARTICLE VI
                                  MISCELLANEOUS

                  SECTION 6.1. LIABILITY OF AFL. AFL shall be liable in accordance herewith only to the extent of the obligations in this Agreement or in any Subsequent Purchase Agreement specifically undertaken by AFL and the representations and warranties of AFL.

                  SECTION 6.2. FAILURE OF AFL TO SELL SUBSEQUENT RECEIVABLES. In the event that AFL shall fail to deliver and sell to ARFC any or all of the Subsequent Receivables required under this Agreement and the Pre-Funded Amount at the end of the Funding Period is greater than $100,000, AFL shall be obligated to pay to ARFC the Liquidated Damages on the Business Day immediately preceding the Distribution Date on which the Funding Period ends (or, if the Funding Period does not end on a Distribution Date, on the first Distribution Date following the end of the Funding Period).

                  SECTION 6.3. MERGER OR CONSOLIDATION OF AFL OR ARFC. Any corporation or other entity (i) into which AFL or ARFC may be merged or consolidated, (ii) resulting from any merger or consolidation to which AFL or ARFC is a party or (iii) succeeding to the business of AFL or ARFC, in the case of ARFC, which corporation has a certificate of incorporation containing provisions relating to limitations on business and other matters substantively identical to those contained in ARFC's certificate of incorporation, provided that in any of the foregoing cases such corporation shall execute an agreement of assumption to perform every obligation of AFL or ARFC, as the case may be, under this Agreement and each Subsequent Purchase Agreement and, whether or not such assumption agreement is executed, shall be the successor to AFL or ARFC, as the case may be, hereunder and under each such Subsequent Purchase Agreement (without relieving AFL or ARFC of its responsibilities hereunder, if it survives such merger or consolidation) without the execution or filing of any document or any further act by any of the parties to this Agreement or each Subsequent Purchase Agreement. Notwithstanding the foregoing, so long as an Insurer Default shall not have occurred and be continuing, ARFC shall not merge or consolidate with any other Person or permit any other Person to become the successor to ARFC's business without the prior written consent of the Security Insurer. AFL or ARFC shall promptly inform the other party, the Owner Trustee and the Indenture Trustee and, so long as an Insurer Default shall not have occurred and be continuing, the Security Insurer of such merger, consolidation or purchase and assumption. Notwithstanding the foregoing, as a condition to the consummation of the transactions referred to in clauses (i), (ii) and (iii) above, (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Sections 3.1 and 3.2 and this Agreement, or similar representation or warranty made in any Subsequent Purchase Agreement, shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no event that, after notice or lapse of time, or both, would become an event of default under the Insurance Agreement, shall have occurred and be continuing, (y) AFL or ARFC, as applicable, shall have delivered written notice of such consolidation, merger or purchase and assumption to the Rating Agencies prior to the consummation of such transaction and shall have delivered to the Owner Trustee and the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section
6.3 and that all conditions precedent, if any, provided for in this Agreement, or in each Subsequent Purchase Agreement, relating to such transaction have been complied with, and (z) AFL or ARFC, as applicable, shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel, stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Owner Trustee in the Trust Property and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.

                  SECTION 6.4. LIMITATION ON LIABILITY OF AFL AND OTHERS. AFL and any director, officer, employee or agent may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement. AFL shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under this Agreement, any Subsequent Purchase Agreement or its Related Documents and that in its opinion may involve it in any expense or liability.

                  SECTION 6.5. AFL MAY OWN NOTES. Subject to the provisions of the Sale and Servicing Agreement, AFL and any Affiliate of AFL may in its individual or any other capacity become the owner or pledgee of Notes with the same rights as it would have if it were not AFL or an Affiliate thereof.

                  SECTION 6.6.  AMENDMENT.

                  (a) This Agreement and any Subsequent Purchase Agreement may be amended by AFL and ARFC, so long as an Insurer Default shall not have occurred and be continuing, with the prior written consent of the Security Insurer and without the consent of the Owner Trustee, the Indenture Trustee or any of the Noteholders (A) to cure any ambiguity or (B) to correct any provisions in this Agreement or any such Subsequent Purchase Agreement; PROVIDED, HOWEVER, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Owner Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder.

                  (b) This Agreement may also be amended from time to time by AFL and ARFC, so long as an Insurer Default shall not have occurred and be continuing, with the prior written consent of the Security Insurer, the Owner Trustee and the Indenture Trustee and a Note Majority, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders; PROVIDED, HOWEVER, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables, distributions that shall be required to be made on any Note or the Note Interest Rate or (ii) reduce the aforesaid percentage required to consent to any such amendment or any waiver hereunder, without the consent of the Holders of all Notes then outstanding.

                  (c) Prior to the execution of any such amendment or consent, AFL shall have furnished written notification of the substance of such amendment or consent to each Rating Agency.

                  (d) Promptly after the execution of any such amendment or consent, the Owner Trustee or the Indenture Trustee, as applicable, shall furnish written notification of the substance of such amendment or consent to each Noteholder.

                  (e) It shall not be necessary for the consent of Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable requirements as the Owner Trustee or the Indenture Trustee, as applicable, may prescribe, including the establishment of record dates. The consent of any Holder of a Note given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Note and of any Note issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Note.

                  SECTION 6.7. NOTICES. All demands, notices and communications to AFL or ARFC hereunder shall be in writing, personally delivered, or sent by telecopier (subsequently confirmed in writing), reputable overnight courier or mailed by certified mail, return receipt requested, and shall be deemed to have been given upon receipt (a) in the case of AFL, to Arcadia Financial Ltd., 7825 Washington Avenue South, Minneapolis, Minnesota 55439-2435, Attention: John A. Witham, or such other address as shall be designated by AFL in a written notice delivered to the other party or to the Owner Trustee or the Indenture Trustee, as applicable, or (b) in case of ARFC, to Arcadia Receivables Finance Corp., 7825 Washington Avenue South, Suite 410, Minneapolis, Minnesota 55439-2435, Attention: John A. Witham.

                  SECTION 6.8. MERGER AND INTEGRATION. Except as specifically stated otherwise herein, this Agreement and the Related Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the Related Documents. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

                  SECTION 6.9. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

                  SECTION 6.10. INTENTION OF THE PARTIES. The execution and delivery of this Agreement and of each Subsequent Purchase Agreement shall constitute an acknowledgment by AFL and ARFC that they intend that each assignment and transfer herein and therein contemplated constitute a sale and assignment outright, and not for security, of the Initial Receivables and the Initial Other Conveyed Property and the Subsequent Receivables and Subsequent Other Conveyed Property, as the case may be, conveying good title thereto free and clear of any Liens, from AFL to ARFC, and that the Initial Receivables and the Initial Other Conveyed Property and the Subsequent Receivables and Subsequent Other Conveyed Property shall not be a part of AFL's estate in the event of the bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, or the occurrence of another similar event, of, or with respect to, AFL. In the event that such conveyance is determined to be made as security for a loan made by ARFC, the Trust or the Noteholders to AFL, the parties intend that AFL shall have granted to ARFC a security interest in all of AFL's right, title and interest in and to the Initial Receivables and the Initial Other Conveyed Property and the Subsequent Receivables and Subsequent Other Conveyed Property, as the case may be, conveyed pursuant to Section 2.1 hereof or pursuant to any Subsequent Purchase Agreement, and that this Agreement and each Subsequent Purchase Agreement shall constitute a security agreement under applicable law.

                  SECTION 6.11. GOVERNING LAW. This Agreement shall be construed in accordance with, the laws of the State of New York without regard to the principles of conflicts of laws thereof, and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws.

                  SECTION 6.12. COUNTERPARTS. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

                  SECTION 6.13. CONVEYANCE OF THE INITIAL RECEIVABLES AND THE INITIAL OTHER CONVEYED PROPERTY TO THE TRUST. AFL acknowledges that ARFC intends, pursuant to the Sale and Servicing Agreement, to convey the Initial Receivables and the Initial Other Conveyed Property, together with its rights under this Agreement, to the Trust on the date hereof. AFL acknowledges and consents to such conveyance and waives any further notice thereof and covenants and agrees that the representations and warranties of AFL contained in this Agreement and the rights of ARFC hereunder are intended to benefit the Security Insurer, the Owner Trustee, the Indenture Trustee, the Trust, and the Noteholders. In furtherance of the foregoing, AFL covenants and agrees to perform its duties and obligations hereunder, in accordance with the terms hereof for the benefit of the Security Insurer, the Owner Trustee, the Indenture Trustee, the Trust, and the Noteholders and that, notwithstanding anything to the contrary in this Agreement, AFL shall be directly liable to the Owner Trustee and the Trust (notwithstanding any failure by the Servicer, the Backup Servicer or ARFC to perform its duties and obligations hereunder or under the Sale and Servicing Agreement) and that the Owner Trustee may enforce the duties and obligations of AFL under this Agreement against AFL for the benefit of the Security Insurer, the Trust, and the Noteholders.

                  SECTION 6.14. NONPETITION COVENANT. Neither ARFC nor AFL shall petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Trust (or, in the case of AFL, against ARFC) under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust (or ARFC) or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust (or ARFC).

                           IN WITNESS WHEREOF, the parties have caused this
Receivables Purchase Agreement and Assignment to be duly executed by their respective officers as of the day and year first above written.

                                  ARCADIA RECEIVABLES FINANCE CORP.,
                                      as Purchaser

                                  By        /s/ John A. Witham
                                     --------------------------------------
                                     Name:  John A. Witham
                                     Title: Executive Vice President and Chief
                                            Financial Officer



                                  ARCADIA FINANCIAL LTD., as Seller


                                  By        /s/ John A. Witham
                                     --------------------------------------
                                     Name:  John A. Witham
                                     Title: Senior Vice President and Chief
                                            Financial Officer

                                   SCHEDULE A


                         SCHEDULE OF INITIAL RECEIVABLES





                       [Available in transactional files.]

                                   SCHEDULE B


                      REPRESENTATIONS AND WARRANTIES OF AFL

                  1. CHARACTERISTICS OF RECEIVABLES. Each Receivable (A) was originated by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business and such Dealer had all necessary licenses and permits to originate Receivables in the state where such Dealer was located, was fully and properly executed by the parties thereto, was purchased by AFL from such Dealer under an existing Dealer Agreement with AFL and was validly assigned by such Dealer to AFL, (B) contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral security, and (C) is fully amortizing and provides for level monthly payments (provided that the payment in the first Monthly Period and the final Monthly Period of the life of the Receivable may be minimally different from the level payment) which, if made when due, shall fully amortize the Amount Financed over the original term.

                  2. NO FRAUD OR MISREPRESENTATION. Each Receivable was originated by a Dealer and was sold by the Dealer to AFL without any fraud or misrepresentation on the part of such Dealer in either case.

                  3. COMPLIANCE WITH LAW. All requirements of applicable federal, state and local laws, and regulations thereunder (including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations "B" and "Z", the Soldiers' and Sailors' Civil Relief Act of 1940, the Minnesota Motor Vehicle Retail Installment Sales Act, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit laws and equal credit opportunity and disclosure laws) in respect of all of the Receivables and each and every sale of Financed Vehicles, have been complied with in all material respects, and each Receivable and the sale of the Financed Vehicle evidenced by each Receivable complied at the time it was originated or made and now complies in all material respects with all applicable legal requirements.

                  4. ORIGINATION. Each Receivable was originated in the United States.

                  5. BINDING OBLIGATION. Each Receivable represents the genuine, legal, valid and binding payment obligation of the Obligor thereon, enforceable by the holder thereof in accordance with its terms, except (A) as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (B) as such Receivable may be modified by the application after the Initial Cutoff Date or any Subsequent Cutoff Date, as the case may be, of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended; and all parties to each Receivable had full legal capacity to execute and deliver such Receivable and all other documents related thereto and to grant the security interest purported to be granted thereby.

                  6. NO GOVERNMENT OBLIGOR. No Obligor is the United States of America or any State or any agency, department, subdivision or instrumentality thereof.

                  7. OBLIGOR BANKRUPTCY. At the Initial Cutoff Date or each Subsequent Cutoff Date, as applicable, no Obligor had been identified on the records of AFL as being the subject of a current bankruptcy proceeding.

                  8. SCHEDULE OF RECEIVABLES. The information set forth in the Schedule of Receivables has been produced from the Electronic Ledger and was true and correct in all material respects as of the close of business on the Initial Cutoff Date or each Subsequent Cutoff Date, as applicable.

                  9. MARKING RECORDS. By the Closing Date or by each Subsequent Transfer Date, as applicable, AFL will have caused the portions of the Electronic Ledger relating to the Receivables to be clearly and unambiguously marked to show that the Receivables constitute part of the Trust Property and are owned by the Trust in accordance with the terms of the Sale and Servicing Agreement.

                  10. COMPUTER TAPE. The Computer Tape made available by AFL to ARFC, the Owner Trustee and the Indenture Trustee on the Closing Date or on each Subsequent Transfer Date was complete and accurate as of the Initial Cutoff Date or Subsequent Cutoff Date, as applicable, and includes a description of the same Receivables that are described in the Schedule of Receivables.

                  11. ADVERSE SELECTION. No selection procedures adverse to the Noteholders were utilized in selecting the Receivables from those receivables owned by AFL which met the selection criteria contained in the Sale and Servicing Agreement.

                  12. CHATTEL PAPER. The Receivables constitute chattel paper within the meaning of the UCC as in effect in the States of Minnesota and New York.

                  13. ONE ORIGINAL. There is only one original executed copy of each Receivable.

                  14. RECEIVABLE FILES COMPLETE. There exists a Receivable File pertaining to each Receivable, and such Receivable File contains (a) a fully executed original of the Receivable, (b) a certificate of insurance, application form for insurance signed by the Obligor or a signed representation letter from the Obligor named in the Receivable pursuant to which the Obligor has agreed to obtain physical damage insurance for the Financed Vehicle, or copies thereof, (c) the original Lien Certificate or application therefor and (d) a credit application signed by the Obligor, or a copy thereof. Each of such documents which is required to be signed by the Obligor has been signed by the Obligor in the appropriate spaces. All blanks on any form have been properly filled in and each form has otherwise been correctly prepared. The complete file for each Receivable currently is in the possession of the Custodian.

                  15. RECEIVABLES IN FORCE. No Receivable has been satisfied, subordinated or rescinded, and the Financed Vehicle securing each such Receivable has not been released from the lien of the related Receivable in whole or in part. No provisions of any Receivable have been waived, altered or modified in any respect since its origination, except by instruments or documents identified in the Receivable File. No Receivable has been modified as a result of application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

                  16. LAWFUL ASSIGNMENT. No Receivable was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Receivable under this Agreement or pursuant to transfers of the Notes.

                  17. GOOD TITLE. No Receivable has been sold, transferred, assigned or pledged by AFL to any Person other than ARFC; immediately prior to the conveyance of the Receivables to ARFC pursuant to this Agreement or any Subsequent Purchase Agreement, as applicable, ARFC or AFL had good and indefeasible title thereto, free and clear of any Lien, and immediately upon the transfer thereof, ARFC shall have good and indefeasible title to and will be the sole owner of each Receivable, free of any Lien. No Dealer has a participation in, or other right to receive, proceeds of any Receivable. AFL has not taken any action to convey any right to any Person that would result in such Person having a right to payments received under the related Insurance Policies or the related Dealer Agreements or Dealer Assignments or to payments due under such Receivables.

                  18. SECURITY INTEREST IN FINANCED VEHICLE. Each Receivable created or shall create a valid, binding and enforceable first priority security interest in favor of AFL in the Financed Vehicle. The Lien Certificate and original certificate of title for each Financed Vehicle show, or if a new or replacement Lien Certificate is being applied for with respect to such Financed Vehicle, the Lien Certificate will be received within 180 days of the Closing Date or any Subsequent Transfer Date, as applicable, and will show, AFL named as the original secured party under each Receivable as the holder of a first priority security interest in such Financed Vehicle. With respect to each Receivable for which the Lien Certificate has not yet been returned from the Registrar of Titles, AFL has received written evidence from the related Dealer that such Lien Certificate showing AFL as first lienholder has been applied for. AFL's security interest has been validly assigned by AFL to ARFC pursuant to this Agreement or any Subsequent Purchase Agreement, as applicable. Immediately after the sale, transfer and assignment thereof by ARFC to the Trust, each Receivable will be secured by an enforceable and perfected first priority security interest in the Financed Vehicle in favor of the Trust as secured party, which security interest is prior to all other Liens upon and security interests in such Financed Vehicle which now exist or may hereafter arise or be created (except, as to priority, for any lien for taxes, labor or materials affecting a Financed Vehicle). As of the Initial Cutoff Date or each Subsequent Cutoff Date, as applicable, there were no Liens or claims for taxes, work, labor or materials affecting a Financed Vehicle which are or may be Liens prior or equal to the lien of the related Receivable.

                  19. ALL FILINGS MADE. All filings (including, without limitation, UCC filings) required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction to give the Trust a first priority perfected lien on, or ownership interest in, the Receivables and the Other Conveyed Property have been made, taken or performed.

                  20. NO IMPAIRMENT. AFL has not done anything to convey any right to any Person that would result in such Person having a right to payments due under a Receivable or otherwise to impair the rights of ARFC, the Trust, the Indenture Trustee, the Security Insurer and the Noteholders in any Receivable or the proceeds thereof.

                  21. RECEIVABLE NOT ASSUMABLE. No Receivable is assumable by another Person in a manner which would release the Obligor thereof from such Obligor's obligations to AFL with respect to such Receivable.

                  22. NO DEFENSES. No Receivable is subject to any right of rescission, setoff, counterclaim or defense and no such right has been asserted or threatened with respect to any Receivable.

                  23. NO DEFAULT. There has been no default, breach, violation or event permitting acceleration under the terms of any Receivable (other than payment delinquencies of not more than 30 days), and no condition exists or event has occurred and is continuing that with notice, the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable, and there has been no waiver of any of the foregoing. As of the Cutoff Date or any Subsequent Transfer Date, as applicable, no Financed Vehicle had been repossessed.

                  24. INSURANCE. As of the date hereof or as of the date of any Subsequent Purchase Agreement, as applicable, each Financed Vehicle is covered by a comprehensive and collision insurance policy (i) in an amount at least equal to the lesser of (a) its maximum insurable value or (b) the principal amount due from the Obligor under the relate Receivable, (ii) naming AFL as loss payee and (iii) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage. Each Receivable requires the Obligor to maintain physical loss and damage insurance, naming AFL and its successors and assigns as additional insured parties, and each Receivable permits the holder thereof to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to do so. No Financed Vehicle was or had previously been insured under a policy of Force-Placed Insurance on the Initial Cutoff Date or any Subsequent Cutoff Date, as applicable.

                  25. PAST DUE. At the Initial Cutoff Date or any Subsequent Cutoff Date, as applicable, no Receivable was more than 30 days past due.

                  26. REMAINING PRINCIPAL BALANCE. At the Initial Cutoff Date or any Subsequent Cutoff Date, as applicable, each Receivable had a remaining principal balance equal to or greater than $500.00 and the Principal Balance of each Receivable set forth in the Schedule of Receivables is true and accurate in all material respects.

                  27. FINAL SCHEDULED MATURITY DATE. No Receivable has a final maturity later than August 31, 2006.

                  28. CERTAIN CHARACTERISTICS. (A) Each Initial Receivable had a remaining maturity, as of the Initial Cutoff Date, of at least 3 months but not more than 84 months; (B) each Initial Receivable had an original maturity of at least 12 months but not more than 84 months; (C) each Initial Receivable had an original principal balance of at least $3,800.00 and not more than $61,115.23;
(D) each Initial Receivable had a remaining Principal Balance as of the Initial Cutoff Date of at least $526.88 and not more than $61,115.23; (E) each Initial Receivable has an Annual Percentage Rate of at least 7.00% and not more than 23.99%; (F) no Initial Receivable was more than 30 days past due as of the Initial Cutoff Date; (G) no funds have been advanced by the Seller, the Servicer, any Dealer, or anyone acting on behalf of any of them in order to cause any Receivable to qualify under clause (F) above; (H) no Initial Receivable has a final scheduled payment date on or before September 1, 1999;
(I) the Principal Balance of each Receivable set forth in Schedule of Receivables is true and accurate in all material respects as of the Initial Cutoff Date; (J) 13.31% of the Initial Receivables, by principal balance as of the Initial Cutoff Date, was attributable to loans for the purchase of new Financed Vehicles and 86.69% of the Initial Receivables was attributable to loans for the purchase of used Financed Vehicles; (K) not more than 4.00% of the Aggregate Principal Balance of such Receivables will be attributable to Receivables with an Annual Percentage Rate in excess of 21.00%, (L) not more than 0.25% of the Aggregate Principal Balance of such Receivables will represent loans on Financed Vehicles in excess of $50,000.00, (M) not more than 3.00% of the Aggregate Principal Balance of such Receivables will represent loans with original terms greater than 72 months and (N) not more than 0.25% of the Aggregate Principal Balance of such Receivables will represent loans secured by Financed Vehicles that previously secured a loan originated by AFL with an obligor other than the current Obligor.